UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Name of Registrant as Specified In Its Charter)

LAND & BUILDINGS CAPITAL GROWTH FUND, LP

LAND & BUILDINGS GP LP

L&B OPPORTUNITY FUND, LLC

L&B TOTAL RETURN FUND LLC

L&B MEGATREND FUND

L&B SECULAR GROWTH

LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC

JONATHAN LITT

COREY LORINSKY

MICHELLE APPLEBAUM

JAMES P. SULLIVAN

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Land & Buildings Investment Management, LLC (“Land & Buildings Investment Management”), together with the other participants in its solicitation (collectively, “Land & Buildings”), has filed a definitive proxy statement and accompanying BLUE universal proxy card with the US Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of two highly-qualified director nominees at the 2022 annual meeting of stockholders (the “Annual Meeting”) of Apartment Investment and Management Company, a Maryland corporation (the “Company” or “Aimco”).

Item 1: On November 18, 2022, Land & Buildings issued an Investor Presentation titled “Aim Higher – Improving Stewardship to Reverse Underperformance and Unlock Trapped Value”, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 2: Also on November 18, 2022, Land & Buildings uploaded the following materials to https://aimhighaiv.com/: